UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 20, 2024 Inspire Veterinary Partners, Inc. (the “Company”), through its holding company KVC Holding Company, LLC sold Kauai Veterinary Clinic, Inc., located in Lihue, Hawaii on the island of Kauai (the “Clinic”). The Clinic was sold to Kauai RE Holdings, LLC (“Kauai RE”) for a total purchase price of $2,162,781.30 (the “Purchase Price”).

The Purchase Price included clear title to the real estate, the practice, all equipment, all inventory, and certain associated debt of the Clinic. The Purchase Price was used to pay the balance of the loan on the Clinic and the Company received no proceeds from the sale.

The agent for the sale was Gregory Armstrong, a current shareholder of the Company and a member of Kauai RE. Charles Keiser, DVM, is a member of Kauai RE and the father of our board member Charles Stith Keiser, who is the Company’s largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC.

The purpose of the sale was based on the Company’s desire to consolidate its operations to the mainland. With the sale of the Clinic, the Company currently has thirteen veterinary hospitals located in nine states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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